FOURTH AMENDMENT TO REVOLVING LOAN AND SECURITY AGREEMENT
            ---------------------------------------------------------


     THIS FOURTH AMENDMENT TO REVOLVING LOAN AND SECURITY AGREEMENT dated as of July 31, 2002, but effective as of June 30, 2002, by and among BALTEK CORPORATION, a Delaware corporation having its principal executive offices at 10 Fairway Court, Northvale, New Jersey 07647 ("Baltek") and CRUSTACEA CORPORATION,a Delaware corporation having its principal executive offices at 106 Stonehurst Court, Northvale, New Jersey 07647 ("Crustacea") (each a "Borrower" and collectively the "Borrowers") and FLEET NATIONAL BANK, successor by merger to SUMMIT BANK, a banking institution of the State of New Jersey having an office located at 208 Harristown Road, Second Floor, Glen Rock, New Jersey 07452 (the "Bank").

                               W I T N E S S E T H
                               -------------------

     WHEREAS, the Borrowers and the Bank entered into a Revolving Loan and Security Agreement dated as of December 21, 1999, (the "Loan Agreement") as amended by a certain First Amendment to Revolving Loan and Security Agreement dated as of September 30, 2000, (the "First Amendment"), as further amended by a certain Second Amendment to Revolving Loan and Security Agreement dated as of December 31, 2000 (the "Second Amendment") and as further amended by a certain Third Amendment to Revolving Loan and Security Agreement dated as of September 28, 2001 (the "Third Amendment"), (the Loan Agreement, First Amendment, Second Amendment, and Third Amendment are collectively referred to as the Loan Agreement).

     WHEREAS, the Borrowers have informed the Bank of their plan to write-off their investment in the Ecuadorian shrimp business and concentrate their efforts on their expanding balsa business; and

     WHEREAS, said write-off will require a revision to the Borrowers' Minimun Tangible Net Worth covenant as set forth in the Loan Agreement.

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

          1. All of the terms and conditions of the Loan Agreement, as modified, are hereby specifically incorporated into, and made part hereof. In the event of an inconsistency between the terms of the Loan Agreement and this agreement, the terms of this Agreement will control.

          2. The definition of EBITDA in Section 1.1 of the Loan Agreement is hereby approved to read as follows:

          "EBITDA" shall mean consolidated operating income minus special one-time charges, plus consolidated depreciation and amortization.

          3. Section 5.24 of the Loan Agreement, which section is contained as Paragraph 8 of the Second Amendment, is hereby modified to read as follows:

               "Commencing with the June 30, 2002 reporting period and continuing during the Term of the Loan Agreement, the Borrowers and their subsidiaries shall maintain a combined Minimum Tangible Net Worth of Twenty-Eight Million ($28,000,000.00) Dollars with annual step ups of One Million Two Hundred Fifty Thousand ($1,250,000,00) Dollars."

          4. Except as expressly modified herein, all of the terms and provisions of the Loan Agreement shall remain in full force and effect.



          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



ATTEST:                                     FLEET NATIONAL BANK, successor
                                             by merger to Summit Bank


By: /s/ Terri Fermo                        By: /s/ Richard H. Mady
    ---------------------------                 -------------------------------
                                                Name:  Richard H. Mady
                                                Title: Senior Vice President




ATTEST:                                     BALTEK CORPORATION



By: /s/ Ronald Tassello                     By: /s/ Jacques Kohn
    ---------------------------                 -------------------------------
                                                Name: Jacques Kohn
                                                Title:President


ATTEST:                                     CRUSTACEA CORPORATION



By: /s/ Ronald Tassello                     By: /s/ Jacques Kohn
    ---------------------------                 -------------------------------
                                                Name:Jacques Kohn
                                                Title: President